SCHEDULE 14C
(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934 (Amendment No.    )

Check the appropriate box:

☒ Preliminary Information Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐ Definitive Information Statement

VERECLOUD, INC.
(Name of Registrant as Specified in Its Charter)

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☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PRELIMINARY
INFORMATION STATEMENT
FOR
VERECLOUD, INC.,
A NEVADA CORPORATION
6560 South Greenwood Plaza Boulevard, Number 400
Englewood, Colorado 80111
Telephone Number: (877) 711-6492

July __, 2010

To our stockholders:

Enclosed please find an information statement providing information to you regarding action recently taken to: (i) authorize an amendment to Verecloud, Inc.'s (the "Company") Articles of Incorporation, which increases the amount of the Company's authorized common stock, par value $0.001 per share from 100,000,000 shares to 200,000,000 shares; and (ii) authorize and establish the Company's 2009 Equity Incentive Plan (the "Plan"), and approve the First Amendment to the Plan, which increases the authorized under the Plan from 8,000,000 to 16,000,000. These actions were approved by a joint written consent in lieu of a special meeting of a stockholder holding more than a majority of our issued and outstanding common stock and our Board of Directors on June 22, 2010.

Your vote is not required to approve any of these actions, and the enclosed information statement is not a request for your vote or a proxy. The accompanying information statement is furnished only to inform stockholders of the actions taken by the written consent described above before they take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This information statement is first being mailed to you on or about July __, 2010 and we anticipate the effective date of the actions to be July __, 2010, or as soon thereafter as practicable in accordance with applicable law.

Please read the accompanying information statement carefully.

By Order of the Board of Directors,

Very truly yours,

VERECLOUD, INC.

By:  /s/ JOHN F. MCCAWLEY
        John F. McCawley
Chief Executive Officer

PRELIMINARY
INFORMATION STATEMENT
FOR
VERECLOUD, INC.
6560 South Greenwood Plaza Boulevard, Number 400
Englewood, Colorado 80111
Telephone Number: (877) 711-6492

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF OUR MAJORITY STOCKHOLDER

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement is first being furnished on or about July __, 2010 to the holders of record as of the close of business on July __, 2010 (the "Notice Date") of the common stock, par value $0.001 per share ("Common Stock"), of Verecloud, Inc. (referred to in this information statement as "we", "us", "our", the "Company", or "Verecloud").

This information statement is being furnished to inform our stockholders about the following transactions approved by written consent of our majority stockholder and Board of Directors on June 22, 2010:  (i) the approval of an amendment to the Company's Articles of Incorporation, which increases the amount of the Company's authorized common stock, par value $0.001 ("Common Stock") from 100,000,000 shares to 200,000,000 shares (the "Amendment"); and (ii) the approval of the Company's 2009 Equity Incentive Plan (the "Plan"), and approve the First Amendment to the Plan (the "Plan Amendment"), which increases the authorized shares under the Plan from 8,000,000 to 16,000,000.  This information statement is being filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and provided to the Company’s stockholders pursuant to Rule 14c-2 promulgated under the Exchange Act.

We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this information statement to the beneficial owners of our Common Stock.

FORWARD LOOKING STATEMENTS

This information statement and other reports that we file with the SEC contain certain forward-looking statements relating to future events performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "intend," "plan," anticipate," "believe," "estimate," "predict," "potential," "continue," or similar terms, variations of such terms or the negative of such terms. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including those risks discussed elsewhere herein. Although forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment, actual results could differ materially from those anticipated in such statements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

The date of this information statement is July __, 2010.

QUESTIONS AND ANSWERS ABOUT THIS INFORMATION STATEMENT

On June 22, 2010, the Company's majority stockholder and Board of Directors executed a written consent in lieu of a special meeting pursuant to Nevada Revised Statutes Sections 78.315 and 78.320 in which the majority stockholder and the Board of Directors approved:  (i) the Amendment, which increases the amount of the Company's authorized Common Stock from 100,000,000 shares to 200,000,000 shares; (ii) the Plan (the Plan was previously authorized by a written consent in lieu of a special meeting by the Board of Directors on October 27, 2009, and pursuant to the Plan, stockholder authorization is required within 12 months of the effective date of the Plan – October 31, 2009); and (iii) the Plan Amendment, which increases the amount of shares of Common Stock authorized to be issued under the Plan from 8,000,000 shares to 16,000,000 shares and increases the maximum individual grant under the Plan from 4,000,000 shares to 8,000,000 shares.

The following questions and answers address briefly some questions you may have regarding this information statement.  These questions and answers may not address all questions that may be important to you as a stockholder.  Please refer to the more detailed information contained elsewhere in this information statement.

Q:	Why did you send me this information statement?

A:
We sent you this information statement to inform you about recent actions taken by the holder of a majority of the voting power of the Company’s issued and outstanding Common Stock by executing a written consent in lieu of a special meeting.  You are not required to take any action with respect to any of the information set forth in this information statement.  The Board of Directors has fixed the close of business on July __, 2010 as the Notice Date for the determination of stockholders entitled to receive this information statement.

Q:	Will the actions taken by written consent also be submitted to all of the Company’s stockholders for approval?

A:
No.  Under Nevada Revised Statutes Section 78.320 and the Company’s Bylaws, stockholder action taken by written consent in lieu of a special meeting is effective as if taken at a special meeting of the Company’s stockholders.  No further stockholder approval is necessary and there will be no meeting specifically called for the purpose of approving again the actions taken by written consent described herein.  Under Rule 14(c) of the Exchange Act, the actions approved by the majority stockholder on June 22, 2010 will become effective not less than 20 calendar days after the date this information is sent or given to our stockholders, which we anticipate to be on August __, 2010.

Q:	Will there be a meeting of the Company’s stockholders during 2010?

A:        The Company intends to hold its annual meeting of stockholders in the Fall of 2010.

Q:	How many shares of Common Stock were eligible to consent to the actions described in this information statement and who was eligible to take action by written consent in lieu of meeting?

A:
As of June 22, 2010, the date of the written consent of the majority stockholder, there were 70,083,000 shares of Common Stock issued and outstanding and eligible to vote with respect to actions to be taken by our stockholders. For purposes of this calculation, we did not include shares of Common Stock underlying outstanding options issued under the Plan or outstanding warrants.

Q:	What vote was required to authorize and approve the actions taken by written consent in lieu of meeting?

A:
Under Nevada law and pursuant to the Company’s Bylaws, any action required or permitted to be taken at a special meeting of the Company’s stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power entitled to consent thereto.  A stockholder holding an aggregate of 42,320,000 shares of Common Stock or 60.37% of the voting power executed the written consent.

Q:	When did the Board of Directors approve the actions subject to this information statement?

A:
Our Board of Directors approved the actions described in this information statement in two separate written consents in lieu of a special meeting:  (i) on October 27, 2009, the Board of Directors approved the Plan, and pursuant to the Plan, stockholder approval is required within 12 months of the Plan's effective date of October 31, 2009; and (ii) on June 22, 2010, our Board of Directors approved the remaining actions set forth in this information statement.

Q:	Do the Company’s stockholders have any dissenters’ rights or rights of appraisal with respect to the actions described in this information statement?

A:
No.  Under Nevada law, our stockholders do not have dissenters’ or appraisal rights in connection with any of the stockholder actions taken by written consent in lieu of a meeting described in this information statement.

Q:	At what point may the Company take the actions approved by the Company’s majority stockholder in the written consent in lieu of meeting?

A:
The Company can take the actions previously approved by its majority stockholder and Board of Directors not less than 20 calendar days after the date this information statement is sent or given to our stockholders, which we anticipate to be August __, 2010.

Q:	Where can I find out more information about the Company?

A:
We are subject to the informational requirements of the Exchange Act, which requires that we file reports, proxy statements and other information with the SEC.  The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC.  The SEC’s website address is http://www.sec.gov. In addition, our Exchange Act filings may be inspected and copied at the SEC’s Public Reference Room located at 100 F. Street, N.E., Washington, D.C. 20549.  Copies of our Transition Report on Form 10-KT for the six months ended June 30, 2009 may be obtained without charge upon request made to Verecloud, Inc., 6560 South Greenwood Plaza Boulevard, Number 400, Englewood, Colorado 80111, Attention:  Corporate Secretary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock subject to options or warrants currently exercisable or exercisable within 60 days after the date hereof are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.  The following table sets forth certain information with respect to beneficial ownership of our Common Stock based on 72,786,333 issued and outstanding shares of Common Stock as of June 30, 2010 by:

•	each person known to be the beneficial owner of 5% or more of the outstanding Common Stock of the Company;

•	each executive officer;

•	each director; and

•	all of the executive officers and directors as a group.

Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws where applicable. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Verecloud, Inc. 6560 South Greenwood Plaza Boulevard, Number 400, Englewood, Colorado 80111.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class Beneficially Owned

Directors and Executive Officers

John F. McCawley, Chief Executive Officer and Director	42,320,000	58.1%

William E. Wood, III, President	0	*

Michael P. Cookson, Chief Operating Officer	843,333(1)	1.1%

James R. Buckley, Chief Financial Officer	400,000	*

Mark Faris, Executive Vice President, Director and Chairman of the Board	710,000(1)	*

William Perkins, Chief Technology Officer	1,150,000(1)	1.6%

Officers and Directors as a group	45,423,333	62.4%
(total of 6 persons)

5% Stockholders

TMG Holdings, LLC (2) c/o The Mesa Group, Inc. 7598 North Mesa Street El Paso, TX 79912	21,800,000	30.0%

* Denotes less than 1%.

(1) Represents vested options to purchase Common Stock of the Company pursuant to the Plan.
(2) TMG Holdings, LLC, a Texas limited liability company, is beneficially owned 50% by Scott Schwartz and 50% by Douglas Schwartz.  Each of Scott Schwartz and Douglas Schwartz controls 50% of the voting power and 50% of the investment power of TMG Holdings, LLC.

ACTION 1 – APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED AMOUNT OF COMMON STOCK

The Board of Directors approved the Amendment via a written consent in lieu of a special meeting dated June 22, 2010.  The Amendment increases the amount of authorized shares of Common Stock from 100,000,000 shares to 200,000,000 shares.  On June 22, 2010, a stockholder holding 42,320,000 shares of Common Stock, or 60.37% of the voting power, executed a written consent in lieu of a special meeting approving the Amendment.

Reason for Increase in Authorized Shares

As of June 30, 2010, a total of 70,083,000 shares of our currently authorized 100,000,000 shares of Common Stock are issued and outstanding.  In addition, we have reserved an aggregate of 17,250,000 shares of Common Stock for issuance pursuant to outstanding employee stock options and warrants. Therefore, the limited number of authorized, non-designated shares of Common Stock available for issuance in the future significantly impairs our ability to conduct equity financings, acquisitions using our Common Stock as currency, stock dividends and other transactions that involve the issuance of Common Stock.

The increase in the number of authorized, but unissued shares of Common Stock would enable us, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes.  These purposes include, raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

Issuance by the Company of any additional shares of Common Stock would dilute both the equity interests and earnings per share of existing holders of Common Stock.  Such dilution may be substantial, depending on the amount of shares issued.  The newly authorized shares of Common Stock will have voting and other rights identical to those of the currently authorized shares of Common Stock.  Therefore, the increase will have a dilutive effect on the voting power of existing stockholders once additional shares of Common Stock are issued.

In addition to financing purposes, the Company could also issue shares of Common Stock that may make it more difficult or discourage any attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or other means.  When, in the judgment of the Board of Directors, this action will be in the best interest of the stockholders and our Company, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of our Company.  Such shares also could be privately placed with purchasers favorable to the Board of Directors in opposing such action.  In addition, the Board of Directors could authorize holders of a series of Common Stock to vote either separately as a class or with the holders of our Common Stock on any merger, sale or exchange of assets by our Company or any other extraordinary corporate transaction.  The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts.  The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of our Company should the Board of Directors consider the action of such entity or person not to be in the best interest of the stockholders.  The issuance of new shares also could be used to entrench current management or deter an attempt to replace the Board of Directors by diluting the number or rights of shares by individuals seeking to control our Company by obtaining a certain number of seats on the Board of Directors.

Except for potential equity financings, the shares reserved under the Plan, and the shares reserved under other outstanding securities, including warrants, convertible into or exercisable for shares of Common Stock, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are to be authorized.

ACTION 2 – APPROVAL OF VERECLOUD, INC. 2009 EQUITY INCENTIVE PLAN

On October 27, 2009, the Board of Directors executed a written consent in lieu of a special meeting approving the Plan.  Pursuant to the Plan, stockholder approval of the Plan is required within 12 months of the Plan's effective date of October 31, 2009.  In addition, the Board of Directors executed a written consent in lieu of a special meeting on June 22, 2010 approving the Plan Amendment.  On June 22, 2010, a stockholder holding 42,320,000 shares of Common Stock or 60.37% of the voting power executed a written consent in lieu of a special meeting approving the Plan and the Plan Amendment.  The Plan Amendment increases the amount of shares of Common Stock available for issuance under the Plan from 8,000,000 shares to 16,000,000 shares and increases the maximum amount for an individual grant under the Plan from 4,000,000 shares to 8,000,000 shares.

Reasons for Approval of the Plan

The purpose of the Plan is to benefit the Company's stockholders by furthering the growth and development of the Company by affording an opportunity for stock ownership to attract, retain and provide incentives to employees and directors of, and non-employee consultants to, the Company and its affiliates, and to assist the Company in attracting and retaining new employees, directors and consultants; to encourage growth of the Company through incentives that are consistent with the Company's goals; to provide incentives for individual performance; and to promote teamwork.

Under the Plan, the Board of Directors in its sole discretion may grant stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock, deferred stock or other equity-based awards (each, an "Award") to the Company's employees, directors and consultants (or those of the Company's affiliates).  The Awards available under the Plan also include performance-based Awards, which would have pre-established performance goals that relate to the achievement of the Company’s business objectives.  The performance-based stock Awards available under the Plan are intended to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, to allow such Awards, when payable, to be tax deductible by the Company.

The Company initially reserved a total of 8,000,000 shares of Common Stock for issuance under the Plan.  However, when the Plan is amended, there will be 16,000,000 shares of Common Stock reserved for issuance.  To the extent that an Award expires, ceases to be exercisable, is forfeited or repurchased by the Company, any shares subject to the Award may be used again for new grants under the Plan.  In addition, shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation with respect to any Award (other than with respect to options) may be used for grants under the Plan.  Initially, the maximum number of shares of Common Stock that may be subject to one or more Awards to a participant pursuant to the Plan during any fiscal year of the Company is 4,000,000.  However, the Plan, as amended, increases this maximum amount to 8,000,000 shares.

The Plan Amendment increases the maximum number of shares of Common Stock reserved for issuance under the Plan from 8,000,000 to 16,000,000, and increases the maximum amount available for an individual grant to 8,000,000 shares of Common Stock.  As of June 30, 2010, 15,300,000 options to acquire shares of Common Stock and restricted shares have been issued and are outstanding under the Plan (options issued to acquire in excess of 8,000,000 shares of Common Stock are subject to the effectiveness of the Plan Amendment) leaving 700,000 shares of Common Stock remaining available for option and stock awards under the Plan. The 15,300,000 options to acquire shares of Common Stock and restricted shares consist of the following:

•
15,100,000 options to acquire shares of Common Stock. In general, each option vests evenly on the last day of each fiscal quarter, based on a three-year period commencing upon the employee’s original date-of-hire.  As of June 30, 2010, 4,627,083 options have vested.

•
200,000 shares awarded as restricted stock to those employees of the Company put on furlough as a result of the November 2, 2009 contract termination with SkyTerra Communications.  Each restricted stock award will vest evenly on the first day of each third month over a two-year period commencing on November 1, 2009, provided that the employee has been reinstated to a full-time position at the Company on or before July 1, 2010.   Effective July 1, 2010, 180,000 of these shares were cancelled and became eligible for option and stock awards under the Plan since the employees who received these shares were not reinstated to employment on or before July 1, 2010. Of the remaining 20,000 restricted shares that were not cancelled, 5,000 shares vested on June 30, 2010.

In light of historical usage and potential future grants, we anticipate the number of shares of Common Stock, as increased, available for Awards under the Plan will be adequate to meet our  requirements, until our stockholders' meeting this fall.

The summary description of the Plan is qualified in its entirety by the actual text of the Plan, which has been previously disclosed on the Company's Current Report on Form 8-K, filed November 2, 2009.  The summary description of the Plan Amendment is qualified in its entirety by the complete text of the Plan Amendment, which is attached hereto as Exhibit A and incorporated herein by reference.

The following table sets forth the dollar values and number of units awarded for the Plan per SEC guidance:

NEW PLAN BENEFITS

Verecloud, Inc. 2009 Equity Incentive Plan

Name and Position	Dollar Value ($)	Number of Units

John F. McCawley – Chief Executive Officer and Director	$--	--

William E. Wood, III – President	$114,000.00	5,700,000

William Perkins – Chief Technology Officer	$87,500.00	1,500,000

Mark Faris – Executive Vice President and Director	$94,000.00	1,420,000

Mike Cookson – Chief Operating Officer	$74,400.00	1,420,000

James R. Buckley – Chief Financial Officer	$38,000.00	1,900,000

Total – Named Executive Officers	$413,300.00	11,940,000

Total – Non-Executive Director Group	--	--

Non-Executive Officer Employee Group	$202,700.00	3,360,000

COMPENSATION OF OFFICERS AND DIRECTORS

Summary Compensation Information

The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended June 30, 2010 and June 30, 2009 by the Company’s Principal Executive Officer, Principal Financial Officer and the Company’s three other most highly compensated executive officers whose total compensation for the fiscal years ended June 30, 2010 and June 30, 2009 was in excess of $100,000 and who were serving as executive officers at the end of that fiscal year. No other executive officers who would have otherwise been includable in such table on the basis of total compensation for the 2010 or 2009 fiscal years have been included by reason of their termination of employment or change in executive officer status during that year. The listed individuals shall be hereinafter referred to as the "named executive officers."

	Year	Salary		Bonus	Stock Awards		Option Awards	Nonequity Incentive Comp Plans	All Other Comp		Total

John F. McCawley	2010	$247,334		$-	$-		$-	$-	$-		$247,334
	2009	$240,000		$-	$-		$-	$-	$-		$240,000

William Perkins	2010	$166,685		$-	$-		$56,330	$-	$-		$223,015
	2009	$170,050		$-	$-		$-	$-	$-		$170,050

Mark Faris	2010	$179,308		$-	$-		$34,778	$-	$-		$214,085
	2009	$100,000		$-	$-		$-	$-	$-		$100,000

Michael P. Cookson	2010	$169,945		$-	$-		$41,309	$-	$-		$211,254
	2009	$158,875		$-	$-		$-	$-	$-		$158,875

James R. Buckley	2010	$7,500	(1)	$-	$28,000	(2)	$-	$-	$174,013	(1)	$209,513
	2009	$-		$-	$-		$-	$-	$55,125	(1)	$55,125

(1)
James R. Buckley served as a consultant from November 2008 to June 22, 2010 and received payments totaling $174,013 and $55,125 for the fiscal years ended June 30, 2010 and 2009, respectively, that are included in the Other Compensation column. Effective June 22, 2010, Mr. Buckley became the full-time Chief Financial Officer of the Company with a base salary of $180,000 per year.

(2)	On February 24, 2010, the Company granted Mr. Buckley 400,000 shares of Common Stock for his consulting services as Chief Financial Officer of the Company.

Elements of Compensation

Our compensation program for the named executive officers consists of base salary, equity in the form of stock options, and a discretionary bonus. There is no retirement plan, long-term incentive plan or other such plans. The base salary we provide is intended to equitably compensate the named executive officers based upon their level of responsibility, complexity and importance of role, leadership and growth potential, and experience.

Base Salary

Our named executive officers receive base salaries commensurate with their roles and responsibilities.  On June 22, 2010, we executed employment agreements with William E. Wood, III, Michael P. Cookson, James R. Buckley and William Perkins as described below.  Base salaries and subsequent adjustments, if any, are reviewed and approved by our Board of Directors annually, based on independent evaluations of each executive’s performance for the prior year, expertise and position, and objective sources such as PayScale.com.  The base salaries and other compensation paid to our named executive officers (excluding Mr. Wood who was appointed as President on June 22, 2010) in the fiscal years ended June 30, 2010 and 2009 are reflected in the Summary Compensation Table above.

Stock-Based Awards

Our named executive officers are eligible to receive options to purchase Common Stock pursuant to the Plan, which our Board of Directors approved on October 27, 2009.  These option grants are based upon numerous factors including a combination of performance and relative value of different job types.  In addition, the Board of Directors believes that stock-based awards, based upon individual performance, will maximize shareholder value through incentivizing the Company’s named executive officers and retaining them through multi-year vesting periods.  As of June 30, 2010, there have been 6,240,000 options to purchase the Company’s Common Stock issued to our named executive officers, of which 2,703,333 have vested.

Unit Bonus Plan

On January 26, 2010, the Board of Directors adopted the Verecloud, Inc. Unit Bonus Plan (the "Unit Bonus Plan") and granted unit awards ("Unit Awards") to certain current key employees of the Company pursuant to the terms of the Unit Bonus Plan.  The Unit Bonus Plan provides that a participant’s Unit Award will vest and become payable only upon one of the following events: (i) a change in control of the Company (a "Change in Control"); (ii) a valuation of the Company equal to or greater than $30 million that is sustained for a period of 15 consecutive days (a "Market Valuation Event"); or (iii) the participant’s involuntary separation from service by the Company without cause or by reason of the participant’s death or disability (an "Involuntary Separation").

The Company may pay the Unit Award to the participant (or the participant’s beneficiary) in cash or Common Stock as determined by the Board of Directors in its sole discretion.  The Company will make payments in connection with a Change in Control no later than five days following such event.  The Company will make payments in connection with a Market Valuation Event no later than 30 days following such event.  For payments in connection with a participant’s Involuntary Separation, the Company will pay the participant 25 percent of the participant’s Unit Award on the first day of the first month following the date of his Involuntary Separation and will pay the balance to the participant in three subsequent annual payments beginning on the anniversary date of the first payment date.  However, if the participant separated from service by reason of his death or, if the participant dies after his Involuntary Separation but prior to receiving his entire Unit Award payment, the Company will pay the participant the balance of such Unit Award in a lump sum no more than 30 days after receiving notification of the participant’s death.  The Unit Bonus Plan provides that if the making of any payment would jeopardize the ability of the Company to continue as a going concern, the payment will be delayed until the date that the payment would not have such an effect on the Company.

The total value of the unit pool is equal to, as applicable, 12.5 percent of the following amounts: (i) the total consideration received by the Company upon a Change in Control; or (ii) the fair market value of the outstanding shares of Common Stock of the Company at the time of a Market Valuation Event or an applicable Involuntary Separation (the "Company Value").  Mark Faris, Executive Vice President and the Chairman of the Board of Directors, received a Unit Award equal to 5 percent of the Company Value, William Perkins, Chief Technology Officer, received a Unit Award equal to 2.5 percent of the Company Value and Michael P. Cookson, Chief Operating Officer, received a Unit Award equal to 2 percent of the Company Value.

Retention Bonus Agreements

On January 26, 2010, the Board of Directors also approved the Company entering into Retention Bonus Agreements (each, a "Retention Agreement") with four current employees, including Lynn Schlemeyer, Mark Faris, Michael P. Cookson and William Perkins.  From November 1, 2009 thru June 15, 2010, the annual salary of each of these four employees was reduced by 25 percent.  Each Retention Agreement provides that, subject to the employee’s continuous service with the Company from the effective date of the Retention Agreement through the date of the Triggering Event (as defined below), the employee may receive a bonus, in the form of either cash or stock, in an amount equal to the salary such employee has foregone since November 1, 2009.  The "Triggering Event" is the board of director’s declaration to pay a bonus based on one of the following events:  (i) a Change of Control, as such term is defined in the Plan; (ii) removal of the "going concern" status of the Company rendered by an external audit and as reported in the Company’s public filings; (iii) the receipt of intermediate-term financing, which is determined by the Board of Directors to merit the approval of the bonus; or (iv) the entry into a material definitive agreement, which is determined by the Board of Directors to merit the approval of the bonus.  On June 22, 2010 and in connection with the Loan Agreement by and between the Company and TMG Holdings Colorado, LLC, a Texas limited liability company, as previously disclosed on the Company's Current Report on Form 8-K, filed June 16, 2010, the Board of Directors deemed the loan to the Company as the "receipt of intermediate-term financing" and authorized the payment of a bonus under each Retention Agreement. As a result, the Company accrued $107,042 related to the amounts owed the four employees noted above, which have been included in the Summary Compensation Table, where applicable. Of this amount, $40,000 was paid in cash on June 30, 2010. The remainder will be paid in cash or stock prior to March 31, 2011.

Incentive Compensation Plan

On June 22, 2010, the Company's Board of Directors approved the Verecloud, Inc. 2010 Incentive Compensation Plan (the "Incentive Compensation Plan").  The purpose of the Incentive Compensation Plan is to motivate the Company's employees to achieve performance-based financial results by rewarding employees for their contributions to the Company's performance.  The Incentive Compensation Plan is only in effect for the Company's 2011 Fiscal Year (July 1, 2010 through June 30, 2011).  All individuals employed by the Company in a full-time capacity before July 1, 2010 are eligible to participate in the Incentive Compensation Plan. The Incentive Compensation Plan has two components:  first, there is a corporate performance factor, which is measured by the Company’s EBITDA; and second, there is an individual performance factor, which is based on each employee's individual performance review. The corporate performance factor is weighted at 75 percent and the individual performance factor is weighted at 25 percent. Percentage achievement of these weighted factors is multiplied by each participant’s target incentive to determine the amount payable under the Incentive Compensation Plan to that participant. Amounts payable under the Plan are calculated semi-annually and are targeted to be paid on or about January 15, 2011 and August 15, 2011. Each participant’s semi-annual payment under the Incentive Compensation Plan is subject to his continuous employment through the date his lump sum payment is distributed by the Company.   As of July __, 2010, there have been no issuances or payments made under the Incentive Compensation Plan.

Retirement Benefits

Currently, we do not provide any company sponsored retirement benefits to any employee, including the named executive officers.

Perquisites

Historically, we have not provided our named executive officers with any perquisites or other personal benefits. We do not view perquisites as a significant element of our compensation structure, but do believe that perquisites can be useful in attracting, motivating and retaining the executive talent for which we compete. It is expected that our historical practices regarding perquisites will continue and will be subject to periodic review by our by our Board of Directors.

Employment Agreements

On June 22, 2010, we entered into employment agreements (the "Employment Agreements") with the following executives:  (i) our new President, William E. Wood, III; (ii) our Chief Financial Officer, James R. Buckley; (iii) our Chief Operating Officer, Michael P. Cookson; and (iv) our Chief Technology Officer, William Perkins.

Pursuant to the Employment Agreements:

(a) Mr. Wood is to receive a base salary of $225,000 per annum and options to purchase 5,700,000 shares of the Company's Common Stock at $0.02 per share;

(b) Mr. Buckley is to receive a base salary of $180,000 per annum and options to purchase 1,900,000 shares of the Company's Common Stock at $0.02 per share;

(c) Mr. Cookson is to receive a base salary of $180,000 per annum and options to purchase 500,000 shares of the Company's Common Stock at $0.02 per share; and

(d) Mr. Perkins is to receive a base salary of $180,000 per annum and options to purchase 350,000 shares of the Company's Common Stock at $0.02 per share.

Each option granted above will vest 1/12 on the last day of each calendar quarter commencing September 30, 2010, so that if each executive remains continuously employed by the Company, their respective options will fully vest on June 30, 2013.

In addition, the Employment Agreements provide that each of the executives is eligible to participate in the Company's benefit plans (including, as they become available, savings, profit-sharing, life, disability, health, accident and other programs), will accrue three weeks paid vacation per year and be entitled to paid holidays in accordance with the Company's vacation policy.

In the event any executive's employment is terminated without cause (as defined in the Employment Agreements) or the executive resigns for good reason (as defined in the Employment Agreements), upon execution of a release of claims against the Company, the executive would be entitled to receive an amount equal to six times the amount of his monthly base salary. However, in the event the executive's employment is terminated without cause (as defined in the Employment Agreements) or the executive resigns for good reason (as defined in the Employment Agreements), at anytime during the period beginning three months prior to a change in control (as defined in the Employment Agreements) and ending 12 months after a change in control, the executive would instead be entitled to receive a lump sum payment equal to the sum of (i) 1.0 times his base salary, plus (ii) the bonus he earned for the prior calendar year, plus (iii) 12.0 times the monthly premium amount for the executive's employee benefits.

In addition, the Employment Agreements include a "modified 280G cutback" which provides that, in the event of a change in control (as defined in the Employment Agreements), if the executive would receive payments in excess of the Internal Revenue Code Section 280G statutory safe harbor amount, he will receive the amount of payments that results in the greatest after-tax proceeds.

The foregoing discussion of the Employment Agreements are qualified in their entirety by reference to the complete text of the Employment Agreements, which have been previously disclosed in the Company's Current Report on Form 8-K, filed June 28, 2010.

Compensation Policies and Practices as they Relate to the Company's Risk Management

We conducted a review of our compensation policies and procedures as they relate to an overall risk management policy.  We have concluded that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Outstanding Equity Awards at Fiscal Year-End (June 30, 2010)

Option Awards (1)(2)						Stock Awards
Name	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options	Option exercise price	Option expiration date	Number of shares of units of stock that have not vested	Market value of shares or units of stock that have not vested	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested
John F. McCawley

William Perkins	1,150,000			$0.07	11/24/2019
		350,000		$0.02	6/21/2020

Mark Faris	710,000	710,000		$0.07	11/24/2019

Michael P. Cookson	843,333	76,667		$0.07	11/24/2019
		500,000		$0.02	6/21/2020

James R Buckley		1,900,000		$0.02	6/21/2020

(1)	Options have a ten year term and vest 1/12 on the last day of the calendar quarter.
(2)
The unvested portion of each outstanding stock option and restricted stock unit awards may, at the Board’s discretion, fully vest on an accelerated basis upon certain changes in control or ownership of the Company.

Director Compensation

None of our directors receives any compensation for serving as such director, for serving on committees of the Board of Directors, or for special assignments.  As of the date of this information statement, there were no other arrangements between us and our directors that resulted in our making payments to any of our directors for any services provided to us by them as directors.

INTEREST OF CERTAIN PERSON IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Each of our executive officers and directors has an interest in the approval of the Plan and the Plan Amendment because each of them is eligible to receive awards thereunder.

HOUSEHOLDING

We will be "householding" this information statement.  This means that only one copy of this information statement will be sent to you and the other stockholders who share your address unless we have received contrary instructions from one or more of those stockholders.  Householding is designed to reduce the volume of duplicate information that stockholders receive and reduce our printing and mailing expenses.

If your household has received only one copy of this notice, and you would prefer to receive separate copies of this document, either now or in the future, please call us at Verecloud, Inc., 6560 South Greenwood Plaza Boulevard, Number 400, Englewood, Colorado 80111, Attention:  Corporate Secretary.  We will deliver separate copies promptly.  If you are now receiving multiple copies of our proxy materials and would like to have only one copy of these documents delivered to your household in the future, please contact us in the same manner.

WHERE YOU CAN FIND MORE INFORMATION

As required by law, we file annual, quarterly and current reports and other information with the SEC that contain additional information about our Company. You can inspect and copy these materials at the public reference facilities of the SEC’s Washington, D.C. office, 100 F Street, NE, Washington, D.C. 20549 and on its Internet site at http://www.sec.gov.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above actions shall not be effective until a date at least 20 days after the date on which the definitive information statement has been mailed to our stockholders. We anticipate that the actions contemplated hereby will be effected on or about the close of business on August __, 2010.

MISCELLANEOUS MATTERS

The entire cost of furnishing this information statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on July __, 2010, as the Notice Date for the determination of stockholders who are entitled to receive this information statement.

This information statement is being mailed on or about July __, 2010 to all stockholders of record as of the record date.

CONCLUSION

As a matter of regulatory compliance, we are sending you this information statement that describes the purpose and effect of the above actions. Your consent to the above action is not required and is not being solicited in connection with this action. This information statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934, as amended.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

BY ORDER OF THE BOARD OF DIRECTORS

July __, 2010

By: /s/ John F. McCawley
John F. McCawley
Chief Executive Officer

FIRST AMENDMENT
TO THE
NETWORK CADENCE, INC. 2009 EQUITY INCENTIVE PLAN
AS EFFECTIVE OCTOBER 31, 2009

Effective June 22, 2010, the Network Cadence, Inc. 2009 Equity Incentive Plan, as effective October 31, 2009 (the “Plan”), is hereby amended as follows:

1.	The title of the Plan and all relevant headings are hereby amended to delete “Network Cadence, Inc.” and replace such term with “Verecloud, Inc.”

2.	Section 4.1(a) of the Plan, “Plan Limit,” is hereby amended in its entirety as follows:

4.1 Plan Limit.

(a)      Aggregate Limit.  Subject to the provisions of Article 13, the aggregate number of shares of Common Stock that may be issued under Awards granted pursuant to the Plan shall not exceed 16 million shares of Common Stock; provided, however, no more than 8 million shares of Common Stock may be issued in the form of Full Value Awards. Such shares of Common Stock shall be authorized but unissued shares. Shares of Common Stock shall be deemed to have been issued under the Plan solely to the extent actually issued and delivered pursuant to an Award.  Shares of Common Stock subject to Awards granted under the Plan that are cancelled, expire or are forfeited shall be available for re-grant under the Plan.  If a Participant pays the exercise or purchase price of an Award granted under the Plan through the tender or withholding of shares, or if shares are tendered or withheld to satisfy any Company withholding obligations, the number of shares so tendered or withheld shall become available for re-issuance thereafter under the Plan.  Subject to the provisions of Article 13, no more than the aggregate maximum number of shares of Common Stock approved by the Stockholders from time to time may be issued pursuant to Incentive Stock Options.

(b)     Section 162(m) Limit.  During any single calendar year, no Participant shall be eligible to be granted Awards exceeding 8million shares of Common Stock.

3.	Any inconsistent provisions of the Plan shall be read consistent with this amendment.

6.	Except as amended above, each and every other provision of the Plan, as it previously may have been amended, shall remain in full force and effect without change or modification.

IN WITNESS WHEREOF, the undersigned have executed this First Amendment to the Plan on this 22nd day of June, 2010.

VERECLOUD, INC. BOARD OF DIRECTORS:

/s/ John McCawley
John McCawley

/s/ Mark Faris
Mark Faris